UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 11, 2005

                            THE WASHTENAW GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                      1-31795           20-0126218
         ---------                      --------            ----------
(State or Other Jurisdiction of       (Commission    (I.R.S. Employer ID Number)
       Incorporation)                     File
                                        Number)



                 3767 Ranchero Drive, Ann Arbor, Michigan 48108
               (Address of Principal Executive Offices)(Zip Code)

        Registrant's telephone number, including area code: (734) 662-9733

                                 Not Applicable
           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 7.01 Regulation FD Disclosure

         On November 11, 2005 The Washtenaw Group, Inc. announced it has signed a non-binding Letter of Intent to receive an immediate infusion of $1.5 million from GenStone Financial ("Genstone") in exchange for 6 million newly issued shares of common stock, which, if and when issued would represent 57% of the common shares outstanding, followed by an additional investment of $3.5 million in Convertible Preferred shares, by February 2006. GenStone is a unit of GenStone Acquisition Company LLC, a certified Minority Business Enterprise.

         Under the proposed terms of the Letter of Intent, The Washtenaw Group, Inc. will negotiate a management agreement which will eventually cede management control to GenStone. Upon completion of the transaction, a new senior-management team of The Washtenaw Group, Inc, will include a new Chief Executive Officer and President and the existing Board of Directors will be replaced. The parties are in the process of negotiating a definitive agreement.

         A copy of the Company's press release announcing the execution of the letter of intent is furnished as Exhibit 99.1.

Additional Information About the Transactions and Where to Find It

         The proposed transactions will be submitted to The Washtenaw Group's shareholders for approval. The Washtenaw Group will prepare an information statement and related materials describing the transactions that will be mailed to The Washtenaw Group's shareholders. These information statement materials and other relevant materials, when available, including the definitive agreement, may be obtained free of charge at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents that The Washtenaw Group files with the SEC on The Washtenaw Group's website at www.TheWashtenawGroup.com or by written request directed to:

         Howard Nathan
         The Washtenaw Group, Inc.
         3767 Ranchero Drive
         Ann Arbor, Michigan 48108.

         SHAREHOLDERS OF THE WASHTENAW GROUP ARE URGED TO READ THESE MATERIALS AND TO READ THE DEFINITIVE INFORMATION STATEMENT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders are urged to read the information statement and other relevant materials before making any voting or investment decisions with respect to the proposed transactions.

         The executive officers and directors of The Washtenaw Group have interests in the proposed transactions, some of which differ from, and are in addition to, those of The Washtenaw Group's shareholders generally. In addition, The Washtenaw Group and its executive officers and directors may be participating or may be deemed to be participating in the solicitation of consents from the security holders of The Washtenaw Group in connection with the proposed transactions. Information about the executive officers and directors of The Washtenaw Group, their relationship with The Washtenaw Group and their beneficial ownership of The Washtenaw Group securities will be set forth in the information statement materials filed with the Securities and Exchange Commission. Shareholders may obtain additional information regarding the direct and indirect interests of The Washtenaw Group and its executive officers and directors in the proposed transactions by reading the information statement materials relating to the transactions when they become available.

                   Forward-Looking Statements and Safe Harbor

         This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those, described in the forward-looking statements. Among these risks are: risks that the proposed transactions will not be consummated on the terms disclosed in the letter of intent, or at all; risks resulting from the potential adverse effect on The Washtenaw Group's business and operations of the transactions contemplated by the letter of intent; risks resulting from the decrease in the amount of time and attention that management can devote to The Washtenaw Group's business while also devoting its attention to completing the proposed transactions; risks associated with the increases in operating costs resulting from the additional expenses The Washtenaw Group has incurred and will continue to incur relating to the proposed transactions; regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation's filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.



ITEM 9.01 Financial Statements and Exhibits

         (c)  Exhibits
         The following exhibits are furnished herewith.

Exhibit Number    Description

         99.1     Press release dated November 11, 2005

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            The Washtenaw Group, Inc.

Date:    November 14, 2005                  By:      /s/ Charles C. Huffman
                                                     ----------------------
                                                       Charles C. Huffman
                                        President and Chief Executive Officer